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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
FINA, Inc.:


We consent to incorporation by reference in the following registration statements on Form S-8 of FINA, Inc. of our report dated January 27, 1995, relating to the consolidated balance sheets of FINA, Inc. and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of operations, stockholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of FINA, Inc.

Registration Statements of FINA, Inc.:

         o       Amdel Inc. Employee Investment Plan, Registration No. 2-49321

         o American Petrofina, Incorporated Employee Non-Qualified Stock Option Plan (1979), Registration No. 2-68232

         o Thrift and Employee Stock Ownership Plan for Employees of American Petrofina, Incorporated, Registration No. 2-89230

Our report refers to a change in the method of accounting for postretirement benefits other than pensions in 1992.


KPMG Peat Marwick LLP

Dallas, Texas
March 9, 1995